                                      EXCLUSIVE
                                DISTRIBUTION AGREEMENT


THIS AGREEMENT is made this February 23, 1998, effective January 1, 1998.

BY AND BETWEEN

SCHMITT MEASUREMENT SYSTEMS, INC., a company organized and existing under the laws of the State of Oregon, U.S.A., having its registered office at 2765 NW Nicolai St., Portland, Oregon 97210, represented hereto by Mr. Wayne A. Case, acting in his capacity as President and Chairman of the board (hereinafter referred to as "SMS").

AND

SLOAN TECHNOLOGY INC. (DBA VEECO PROCESS METROLOGY), a company organized and existing under the laws of the State of California, U.S.A., having its registered office at 602 East Montecito Street, Santa Barbara, California 93013, represented hereto by Dr. Timothy Stultz, Vice-President and General Manager (hereinafter referred to as "Veeco").


WHEREAS

Veeco has committed to promote and sell the SMS products listed in Appendix (1) hereto to Customers in the Territory, under the terms and conditions herein set forth.


NOW THEREFORE IT HAS BEEN AGREED AS FOLLOWS:

ARTICLE 1 - DEFINITIONS

Whenever used in this Agreement, the following terms and expressions, whether used in the singular or in the plural, shall have the meaning set forth in the
Article 1, except where the context clearly otherwise requires:

- "Contractual Period" shall mean a period of twenty-four consecutive months starting from the date of entry into force of the Agreement or from any anniversary date of entry into force of this Agreement.

- "Customers" shall mean those persons and entities comprising the micro-electronics markets, including, without limitations semi-conductor, device, materials and equipment manufacturers, data storage products, materials and equipment manufacturers, flat panel display products, materials and equipment manufacturers, and university and research laboratories engaged in the development, production and/or characterization of micro-electronic materials and devices.

- "Products" shall mean the products listed in Appendix 1, attached hereto, which products are manufactured and/or sold by SMS.

- "TERRITORY" SHALL MEAN THE TOTAL WORLD MICROELECTRONICS MARKETS FOR THE PRODUCTS.

- "Trademarks" shall mean the trademark "SMS" and its associated logo as well as the trademarks registered by Veeco (or of its affiliated companies) in the Territory.

- "Patents" shall mean issued and pending SMS Patents applicable to the products.


ARTICLE 2 - PURPOSE OF THIS AGREEMENT

2.1 SMS HEREBY APPOINTS VEECO AS ITS EXCLUSIVE DISTRIBUTOR FOR THE PROMOTION AND SALE OF THE PRODUCTS TO MICROELECTRONICS CUSTOMERS IN THE TERRITORY, UNDER THE TERMS AND CONDITIONS OF THIS AGREEMENT.

2.2 During the term of this Agreement, Veeco shall purchase the Products exclusively from SMS for the purpose of their exclusive resale by Veeco to Customers in the Territory. Veeco shall resell the Products purchased from SMS under the names of one or more of the Trademarks and Patents of SMS.


ARTICLE 3 - LEGAL STATUS

Veeco is an independent legal entity acting for its own account and at its own risk in its capacity as distributor. Its relationship with SMS is that of a purchaser and a seller. Nothing in this Agreement shall be construed as conferring upon Veeco any authority, express or implied, to bind or commit SMS to any third party in any way.


ARTICLE 4 - EXCLUSIVITY - NON COMPETITION

4.1 During the term of this Agreement, SMS undertakes not to appoint, directly or indirectly, any other distributor, agent or representative for the promotion or sale of the Products to Customers in the Territory. SMS also undertakes not to sell, directly or indirectly, the Products to the Customers in the Territory. Notwithstanding the foregoing, SMS may upon the written consent of Veeco, sell Products to Customers in the Territory provided that such Customers request that SMS sell Products to them in lieu of Veeco selling Products to them, in the event of such a sale, SMS shall pay to Veeco, as a commission, a sum to be agreed to by SMS and Veeco prior to the effectuation of any such sale but which shall not be less than ten percent (10%) of the gross sales price of the Products sold, such commission to be paid to Veeco upon SMS' receipt of the sale proceeds.

ARTICLE 5 - OBLIGATIONS OF VEECO

5.1 Veeco agrees to use reasonable efforts (i) to promote and sell the Products to customers in the Territory, (ii) to provide the customers in the Territory to whom Veeco sells the Products with reasonably diligent and efficient services, in particular after-sale services, and (iii) to purchase the agreed quantities of products as detailed in Appendix 3.

5.2 In order to carry out these responsibilities, Veeco, at its sole expense, agrees:

       (I) to take all measures reasonably necessary to ensure the promotion, sale and service of the Products to Customers in the Territory;

       (II) to treat its Customers and conduct its business activities with a view to maintaining and increasing the public goodwill and reputation attached to the Products and to the Trademarks;

       (III) to distribute to prospective purchasers of the Products such commercial or technical catalogues, booklets, leaflets and other printed documentation as SMS may, at its own expense, supply to Veeco for such purpose;

       (IV) to prepare, with the assistance of SMS, and distribute to potential Customers any other booklets or documentation which are reasonably necessary for the sale of the Products to Customers in the Territory;

       (V) to participate, at its own expense, in fairs, exhibitions or other trade shows which are likely to promote the sale of the Products to Customers in the Territory;

       (VI) to apply its general conditions of sale and warranty in compliance with the requirements of the laws, regulations and practices applicable to the sale of the Products to Customers in the Territory;

       (VII) to ensure adequate after-sales service for the Products in the Territory by itself (or through any third party);

       (VIII) to obtain all permits and authorizations required for the import of the Products in the Territory; and

       (IX) to purchase and maintain all necessary insurance policies reasonably required in connection with the promotion and sale of the Products to Customers in the Territory;

       (X) to provide SMS with a running 90 day advanced schedule of product models and quantities to be purchased by Veeco.

ARTICLE 6 - OBLIGATIONS OF SMS

6.1 SMS shall provide to Veeco, upon the request of Veeco, reasonable assistance in promoting the sale of the Products to Customers in the Territory. To this effect, SMS shall provide, at its offices, training to Veeco's personnel with respect to the specifications, promotion, sale and usage of the Products; the specifics of this training program shall be jointly defined and agreed to in advance between the parties. Traveling and living expenses incurred by Veeco for the training of its staff shall be borne by Veeco.

6.2 SMS shall furnish to Veeco, at no charge to Veeco, specifications, promotional material and other documentation relevant to the Products which are currently in its possession. SMS shall also furnish to Veeco at the prices set forth herein, demonstration units of the Products which are currently in its possession.

6.3 SMS shall ensure an adequate Product flow so that it is able to promptly deliver to Veeco Products ordered by Veeco hereunder.

6.4 SMS shall promptly deliver to Veeco all Products ordered by Veeco hereunder, in the condition warranted by SMS hereunder.

6.5 SMS shall produce all production products to ISO 9001 standards and have all such products CE certified.

6.6 SMS shall use its best efforts to respond to specific market requirements, as indicated by Veeco, to ensure adequate product availability to suit market needs with short lead times.


ARTICLE 7 - WARRANTY

7.1 SMS warrants to Veeco that each Product sold and delivered to Veeco shall be fit for the purpose intended, free from defects in material and workmanship, and be of the quality described in the Product specifications.

7.2 In the event Veeco receives notice from a purchaser of a Product, within twenty-four (24) months of the delivery of a Product to such purchaser, that the purchased Product fails to satisfy the warranty set forth in
       Section 7.1, Veeco shall make such product available for inspection by SMS and, within ten (10) days of such inspection, SMS shall at its own expense, either (I) correct the defect by repairing the Product or, at its option, (ii) replace the defective Product, and deliver the repaired or replaced Product to Veeco.


ARTICLE 8 - PRICES - METHODS OF PAYMENT

8.1 The discounted prices applicable to the sales of Products by SMS to Veeco shall be those appearing in Appendix 2, attached hereto.

8.2 The prices set forth in Appendix 2, both list and discounted, shall remain constant during the first Contractual Year. Such prices may be increased for subsequent Contractual Years upon the written agreement of SMS and Veeco.

8.3 All monies due to SMS from Veeco for purchased Products shall be paid within forty-five (45) days of the date of invoicing, and shall be paid in United States dollars.

8.4 Veeco shall sell the Products to Customers at the list prices listed on Appendix 2, unless otherwise agreed upon in writing by SMS and Veeco.


ARTICLE 9 - CHANGES IN THE PRODUCTS

9.1    SMS shall have the right to modify any of the Products provided, however,
       (i) the modification does not change the performance to the specifications of the Products, and (ii) SMS furnishes Veeco with three
       (3) months prior written notice of any such modification, or immediately with Veeco's agreement.


ARTICLE 10 - TRADEMARK/PATENTS - ASSISTANCE AGAINST UNFAIR COMPETITION AND INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS

10.1 SMS hereby authorizes Veeco to use the Patents and Trademarks owned by it but only in connection with the promotion and sale of the Products pursuant to this Agreement and under the terms and conditions described in Article 10.2 hereafter.

10.2   Veeco agrees in particular:

       - to use the Patents and Trademarks owned by SMS only in connection with the promotion and sale of the Products and the performance of this Agreement;

       - to inform forthwith SMS of any Patent or Trademark infringement of which Veeco becomes aware of in the Territory;

       - to cease and desist from using the Patents or Trademarks owned by SMS at the expiry or termination of this Agreement for any reason whatsoever.

10.3 Veeco shall inform SMS of any act of unfair competition, and of any infringement of the intellectual property rights of SMS, of which Veeco may be aware.

10.4 SMS represents and warrants that it is the sole owner of the Products and the intellectual property rights associated therewith, and that the Products do not infringe on intellectual property rights of third parties. SMS agrees to defend, indemnify and hold Veeco (and its affiliated companies) harmless with respect to any claims by others that the promotion and sale of any of the Products constitutes an act of unfair competition or infringes on the intellectual property rights of another.

10.5 SMS and Veeco shall together aggressively defend the Patents and Trademarks against those who are unfairly competing with the Products, or otherwise infringing on the intellectual property rights associated with the Products.


ARTICLE 11 - TERM

This agreement shall enter into force on its date of signature by both parties and shall remain in force for an initial period of two (2) Contractual Years. This Agreement shall be automatically renewed for an additional two years unless either party notifies the other party, by certified letter with return receipt requested, of its intention not to renew this Agreement six (6) months prior to the expiry of the current Contractual Year or any following Contractual Year.



ARTICLE 12 - EARLY TERMINATION

12.1 Either party shall have the right to terminate this Agreement by sending a ninety (90) day notice, by certified mail with return receipt requested, in the event that the other party fails to perform any of its material obligations under this Agreement, and has not ceased such failure within thirty (30) days after receipt of notice in writing to that effect from the first party, sent by certified letter with return receipt requested, without prejudice to any damages which might be claimed by the non-defaulting party.

12.2 Either party shall have the right to terminate forthwith this Agreement by sending a notice, by certified mail with return receipt requested, to the other party should this other party be subject to bankruptcy proceedings or to a reorganization plan with creditors (whether amicable or decided by the court), or in the event of appointment of a bankruptcy trustee, arrangement for the benefit of creditors, or should this other party be subject to winding-up or any other procedure evidencing the insolvency of this other party.


ARTICLE 13 - CONSEQUENCES OF EXPIRY OR EARLY TERMINATION

Upon expiry or termination of this Agreement as provided for in Articles 11 and 12 hereabove, SMS shall have the option:

(i) either to authorize Veeco to sell, on a non-exclusive basis, the remaining stock of Products in its possession for a limited period of time, to be defined by SMS and Veeco according to the magnitude of the remaining stock of Products at the time of expiry or termination, or

(ii) to repurchase all Products still existing in Veeco's stock and which were purchased by Veeco from SMS, at a price equivalent to the net price (all taxes excluded), paid to SMS by Veeco for such Products, less a 10% restocking charge.


ARTICLE 14 - TERMINATION OF EXCLUSIVITY

The exclusive nature of Veeco's right to promote and sell a Product to Customers in the Territory may be terminated by SMS in the event Veeco fails to purchase from SMS a minimum number of units of such Product, as set forth on Appendix 3, attached hereto. Any such termination may be effected by furnishing to Veeco ninety (90) days written notice thereof, to be sent by certified mail, return receipt requested. The termination of the exclusive nature of Veeco's right to promote and sell any one Product shall not affect the exclusive nature of Veeco's right to promote and sell other Products, which exclusive right shall continue unabated.


ARTICLE 15 - FORCE MAJEURE

Neither party hereto shall be in default hereunder by reason of its delay in the performance or failure to perform any of its obligations hereunder due to any event, circumstance or cause beyond its control such as, but not limited to, Acts of God, strikes, lock-out, acts or restrictions of governmental authorities, wars, threats of war, hostilities, shortage in the raw materials or means of transportation, revolution, riots, epidemics, fire, floods, all of which shall be considered as events of force majeure.

The party affected by any such event shall notify the other party within fifteen
(15) days of its occurrence. The performance of this Agreement shall then be suspended for as long as any such event shall prevent the affected party from performing its obligations hereunder. If such suspension lasts more than three
(3) months, either party may terminate forthwith this Agreement by sending a thirty (30) day written notice to this effect to the other party by certified letter with return receipt requested.

ARTICLE 16 - CONFIDENTIALITY

Each party agrees at any times, even after the expiry or termination of this Agreement, for any reason whatsoever, to keep and maintain secret and in strict confidence all proprietary information received from the other party under this Agreement and not to permit such proprietary information to be disclosed to third parties as long as this information is not in the public domain, except for the purpose of the promotion, sale and/or servicing of the Products as provided for in this Agreement. See the secrecy agreement singed by both Parties.

ARTICLE 17 - APPENDICES

The appendices to this Agreement form an integral part thereof.  There are three
(3) appendices.


ARTICLE 18 - NOTICES

Any notice required or permitted hereunder, made by any party to the other party, shall be in writing and sent by certified mail with return receipt requested at the addresses shown herein or at the last address notified by either party to the other.


ARTICLE 19 - ENTIRE AGREEMENT - MODIFICATIONS

This Agreement contains the entire agreement of the parties hereto relating to the subject matter hereof and supersedes all previous agreements between the parties pertaining to subject matters covered by this Agreement.


ARTICLE 20 - APPLICABLE LAW

This Agreement shall be governed by and interpreted in accordance with Oregon
Law.


ARTICLE 21 - JURISDICTION

All disputes between the parties which may arise under this Agreement shall be submitted to the exclusive jurisdiction of the Courts of Oregon, even where there are multiple defendants or appeals.



Dated Portland, Oregon, February 23, 1998.



/s/ Wayne A. Case                            /s/ Timothy Stultz
----------------------------------------     -----------------------------------
Wayne A. Case, President                     Dr. Timothy Stultz, Vice President
Schmitt Measurement Systems, Inc.            Sloan Technology Inc. dba Veeco
                                             Process Metrology

                                      Exclusive
                                Distribution Agreement
                                    by and between
                        Schmitt Measurement Systems, Inc. and
                  Sloan Technology Inc. dba Veeco Process Metrology.


                                      APPENDIX 1


                                       PRODUCTS


SMS Light Scatter Surface Measurement Systems for application to the microelectronics markets.

                                       TMS-2000
                                      TMS-2000W
                                      TMS-3000W
                                       DTM-2000


It is understood and agreed between the parties that new products to service the microelectronics markets may be required and developed by SMS at Veeco's request. These products will be added to this agreement by mutual consent.

                                      Exclusive
                                Distribution Agreement
                                    by and between
                        Schmitt Measurement Systems, Inc. and
                  Sloan Technology, Inc. dba Veeco Process Metrology



                                      APPENDIX 2


            [The text of Appendix 2 has been deleted and filed separately with the Securities and Exchange Commission pursuant to a
                         request for confidential treatment.]

                                      Exclusive
                                Distribution Agreement
                                    by and between
                        Schmitt Measurement Systems, Inc. and
                  Sloan Technology, Inc. dba Veeco Process Metrology



                                      APPENDIX 3


            [The text of Appendix 3 has been deleted and filed separately with the Securities and Exchange Commission pursuant to a
                         request for confidential treatment.]